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                                                                                                                         Exhibit J

Metris Receivables, Inc.                                                           Metris Master Trust              Monthly Report
Certificateholder's Statement                                                        Series 1997-2                        Aug-2000
Section 5.2                                                               Class A               Class B              Class C
(i) Certificate Amount ...........................................     455,000,000.00        101,500,000.00        98,000,000.00
(ii) Certificate Principal Distributed ...........................               0.00                  0.00                 0.00
(iii) Certificate Interest Distributed ...........................       2,585,916.67            596,312.50           626,383.33
(iv) Principal Collections .......................................      23,513,206.69          5,245,253.80         5,064,382.98
(v) Finance Charge Collections ...................................      10,376,418.21          2,314,739.42         2,234,920.86
       Recoveries ................................................         212,821.75             47,475.62            45,838.53
       Principal Account Earnings ................................               0.00                  0.00                 0.00
       Accum. Period Reserve Acct. Earnings ......................               0.00                  0.00                 0.00
         Total Finance Charge Collections ........................      10,589,239.96          2,362,215.04         2,280,759.39
                       Total Collections .........................      34,102,446.65          7,607,468.84         7,345,142.37
(vi) Aggregate Amount of Principal Receivables ...................                 --                    --                   --
       Invested Amount (End of Month) ............................     455,000,000.00        101,500,000.00        98,000,000.00
       Floating Allocation Percentage ............................          8.0537038%            1.7965955%           1.7346439%
       Fixed/Floating Allocation Percentage ......................                N/A                   N/A                  N/A
       Invested Amount (Beginning of Month) ......................     455,000,000.00        101,500,000.00        98,000,000.00
       Average Daily Invested Amount .............................                 --                    --                   --
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current ...................................................                 --                    --                   --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  --                    --                   --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 --                    --                   --
       90 Days and Over (60+ Days Contractually Delinquent) ......                 --                    --                   --
                       Total Receivables .........................                 --                    --                   --
(viii) Aggregate Investor Default Amount .........................                 --                    --                   --
         As a % of Average Daily Invested Amount
               (Annualized based on 366 days/year) ...............                 --                    --                   --
(ix) Charge-Offs .................................................               0.00                  0.00                 0.00
(x) Servicing Fee ................................................                 --                    --                   --
(xi) Pool Factor .................................................          1.0000000             1.0000000            1.0000000
(xii) Unreimbursed Reallocated Principal Collections .............                 --                  0.00                 0.00
(xiii) Excess Funding Account Balance ............................                 --                    --                   --
(xiv) Class C Reserve Amount .....................................                 --                    --                   --
         Class C Reserve Account Balance .........................                 --                    --                   --
         Class C Trigger Event Occurrence ........................                 --                    --                   --
(xv) Number of New Accounts Added to the Trust ...................                 --                    --                   --
(xvi) Average Net Portfolio Yield ................................                 --                    --                   --
(xvii) Minimum Base Rate .........................................                 --                    --                   --
(xviii) Principal Funding Account Balance ........................                 --                    --                   --
(xix) Accumulation Shortfall .....................................                 --                    --                   --
(xx) Scheduled Commencement date of the Accumulation Period ......                 --                    --                   --
        Accumulation Period Length ...............................                 --                    --                   --
(xxi) Required Reserve Account Amount ............................                 --                    --                   --
        Available Reserve Account Amount .........................                 --                    --                   --
        Covered Amount ...........................................                 --                    --                   --







                                                                          Class D                 Total
(i) Certificate Amount ...........................................      45,500,000.00        700,000,000.00
(ii) Certificate Principal Distributed ...........................                 --                  0.00
(iii) Certificate Interest Distributed ...........................                 --          3,808,612.50
(iv) Principal Collections .......................................       2,336,085.68         36,158,929.15
(v) Finance Charge Collections ...................................       1,030,159.54         15,956,238.02
       Recoveries ................................................          21,282.17            327,418.08
       Principal Account Earnings ................................               0.00                  0.00
       Accum. Period Reserve Acct. Earnings ......................               0.00                  0.00
         Total Finance Charge Collections ........................       1,051,441.71         16,283,656.10
                       Total Collections .........................       3,387,527.39         52,442,585.25
(vi) Aggregate Amount of Principal Receivables ...................                 --      5,649,574,562.65
       Invested Amount (End of Month) ............................      45,500,000.00        700,000,000.00
       Floating Allocation Percentage ............................          0.8053704%           12.3903135%
       Fixed/Floating Allocation Percentage ......................                N/A             0.0000000%
       Invested Amount (Beginning of Month) ......................      45,500,000.00        700,000,000.00
       Average Daily Invested Amount .............................                 --        699,696,197.79
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current ...................................................              85.10%     5,069,387,852.33
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                6.78%       403,958,021.94
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)               2.56%       152,678,086.81
       90 Days and Over (60+ Days Contractually Delinquent) ......               5.55%       330,676,125.77
                       Total Receivables .........................             100.00%     5,956,700,086.85
(viii) Aggregate Investor Default Amount .........................                 --          6,826,682.69
         As a % of Average Daily Invested Amount
               (Annualized based on 366 days/year) ...............                 --                 11.52%
(ix) Charge-Offs .................................................                 --                  0.00
(x) Servicing Fee ................................................                 --          1,185,792.35
(xi) Pool Factor .................................................                 --                    --
(xii) Unreimbursed Reallocated Principal Collections .............               0.00                  0.00
(xiii) Excess Funding Account Balance ............................                 --                  0.00
(xiv) Class C Reserve Amount .....................................                 --                  0.00
         Class C Reserve Account Balance .........................                 --                  0.00
         Class C Trigger Event Occurrence ........................                 --                    No
(xv) Number of New Accounts Added to the Trust ...................                 --                     0
(xvi) Average Net Portfolio Yield ................................                 --               15.9574%
(xvii) Minimum Base Rate .........................................                 --                8.9829%
(xviii) Principal Funding Account Balance ........................                 --                  0.00
(xix) Accumulation Shortfall .....................................                 --                   N/A
(xx) Scheduled Commencement date of the Accumulation Period ......                 --          October 2001
        Accumulation Period Length ...............................                 --                   N/A
(xxi) Required Reserve Account Amount ............................                 --                   N/A
        Available Reserve Account Amount .........................                 --                   N/A
        Covered Amount ...........................................                 --                   N/A

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